EXHIBIT 99(b)

LOGO
	FPL Group					Seabrook Station
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April 15, 2002

FPL Group Announces Agreement To Purchase Controlling Interest in
Seabrook Nuclear Plant
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JUNO BEACH, FL and Seabrook, NH - FPL Group, Inc. (NYSE: FPL)
announced today it has reached an agreement to buy a majority interest in the Seabrook Nuclear Generating Station from a consortium of owners.

	Under terms of the agreement, FPL Group, a leading U.S. electric company, will purchase an 88.2 percent interest in Seabrook for a total of $836.6 million, including:

         Plant (including decommissioning trust fund) $749.1 million
         Nuclear Fuel                                 $ 61.9 million
         Unit 2 Components                            $ 25.6 million

	FPL Group will assume responsibility for ultimate decommissioning of the facility and will receive the Seabrook decommissioning funds, expected to be $232.7 million at closing including the sellers' top-off payment.

	FPL Group is targeting to close the acquisition around the end of 2002 and anticipates financing the transaction through a combination of equity and debt. Based on current forward energy prices, the company expects the transaction to be modestly accretive to earnings per share in 2003 and contribute 10 to 12 cents per share on average each year over the following three years. It expects accretion to accelerate thereafter.

	Seabrook, a 1,161-megawatt pressurized water reactor that began operating in 1990, is located on a 900-acre site in the towns of Seabrook, Hampton and Hampton Falls in New Hampshire and about 40 miles north of Boston. It provides approximately seven percent of the electrical power in New England.



	The purchase agreement was reached through an auction process, launched in late 2001 and supervised by the New Hampshire Public
Utilities Commission (NHPUC) in coordination with the Connecticut
Department of Public Utility Control (CD PUC).

	Members of the Seabrook consortium selling their interests include: Northeast Utilities (NYSE: NU), the United Illuminating Company (NYSE: UIL), BayCorp Holdings (AMEX: MWH), National Grid Group plc (LSE and NYSE:NGG), NSTAR (NYSE: NST) and the New Hampshire Electric Cooperative. The remaining interests are being retained by Massachusetts Municipal Wholesale Electric Company, Taunton Municipal Lighting Plant and Hudson Light & Power Department.

	Lew Hay, chairman and chief executive officer of FPL Group, said:

	"We are excited to become the owner of such an outstanding nuclear power plant, one of the newest in the U.S. and one we believe to be the premier generating plant in the Northeast.

	"This acquisition supports our strategy to become a major energy provider in the Northeast region. It is highly complementary to our current Northeast portfolio, which includes more than 1,400 megawatts of hydro and fossil-fueled generating plants, and a 535-megawatt gas-fired plant to be completed later this summer. Seabrook provides additional diversity in fuel and location within the region and will further enhance our regional portfolio. It will provide substantial low-cost, reliable power for FPL Energy to market in conjunction with the rest of our Northeast capacity through a series of long-term and short-term contracts."

	"Seabrook is a high-quality and safely operated plant. We are confident that our combined team will be able to operate it at levels of safety and operational performance comparable to our other nuclear plants," said Mr. Hay.

	Seabrook Station will become a part of FPL Energy, the independent power producer subsidiary of FPL Group. Seabrook will represent more than one-third of FPL Energy's power generation assets in the Northeast and will increase the subsidiary's 5,063 net-megawatts of capacity nationwide by more than 20 percent.

	Ted Feigenbaum, executive vice president and chief nuclear officer for Seabrook Station, said:



	"We are extremely pleased that Seabrook is being sold to an outstanding company committed to operating a safe and successful nuclear power program.

	"The men and women of Seabrook Station have worked hard to fulfill their commitment to become world class. FPL Group's purchase of Seabrook is clear evidence that this hard work is highly valued by a company with an outstanding record of operations. FPL Group's strong focus on safety, quality and continuous improvement is a perfect environment for the Seabrook team.

	"We are also very pleased that FPL Group is a company totally dedicated to environmental stewardship and to playing a vital role as a committed good neighbor. The men and women of Seabrook are an important part of the fabric of life in Seacoast New Hampshire, and our neighbors will be very pleased to see that this participation and commitment will continue under FPL Group ownership.

	"We are gratified by the way this sale was conducted," Feigenbaum said. "We applaud the dedicated leadership and staff in the New Hampshire Public Utilities Commission, the Connecticut Department of Public Utility Control, as well as the hard work of the auction agent team from JPMorgan. We especially appreciate the sensitivity and understanding shown by all parties for the welfare and protection of all our Seabrook employees."

	Approvals for the transaction are needed from federal and state regulatory agencies, including public utility commissions in the owners' states as well as the Nuclear Regulatory Commission, the New Hampshire Nuclear Decommissioning Financing Committee, the Federal Energy Regulatory Commission, and the Department of Justice or the Federal Trade Commission.

	FPL Energy has no plans to complete Seabrook Unit 2 and plans to maintain the facility in an aesthetically improved condition.

	FPL Energy will draw on the experience of the existing Seabrook nuclear team and on the expertise of its sister subsidiary, Florida Power & Light Company (FPL), to manage and operate Seabrook.

	"FPL's nuclear division has an excellent record of operating nuclear plants safely and reliably," said Art Stall, senior vice president of FPL's nuclear division.



	FPL's nuclear plants are similar in design to Seabrook. The company's two-unit 1,386-megawatt Turkey Point plant is a pressurized water reactor located 25 miles south of Miami. Its two-unit, 1,678-megawatt St. Lucie plant is also a pressurized water reactor located near Ft. Pierce and Stuart adjacent to the Atlantic Ocean.

	Both Turkey Point and St. Lucie have consistently maintained the highest of safety and operational performance based upon the Nuclear Regulatory Commission's safety indicators as well as the World
Association of Nuclear Operators' overall performance index.

	"Both the FPL and the Seabrook nuclear programs are focused on safety and continuous improvement. We are looking forward to working with the Seabrook employees in further enhancing performance," said Mr. Stall.

	Under the terms of the agreement, FPL Group has agreed to all employee protections set forth in the purchase agreement, including labor agreements and employment for all Seabrook employees at comparable wages and benefits for one year following the close of the sale.

	"FPL Group has a long-standing commitment to community involvement and support," said Mr. Hay. "We're eager to become a part of the New Hampshire community."

	The company pays particular attention to environmental stewardship and has received numerous awards for its efforts. Just this month, FPL Energy's Maine hydro operations received the Outstanding Stewardship of America's Rivers award from the National Hydropower Association for its balance of environmental stewardship and improved recreational usage of the Kennebec River near the company's Harris Station. In the coming weeks, FPL Group senior executives will be meeting with Seabrook area community leaders and residents to begin a dialogue about the nuclear plant.

	"We believe our decision to invest in New Hampshire will be welcomed by customers, employees, the community and shareholders," said Mr. Hay.


	The auction process to sell the Seabrook Station was managed by JPMorgan, which acted as exclusive financial advisor, auction advisor and asset sale manager to the NHPUC and the CT DPUC on this transaction. Merrill Lynch acted as exclusive financial advisor to FPL Group on this transaction.

	FPL Group, with annual revenues of more than $8 billion, is nationally known as a high-quality, efficient, and customer-driven organization focused on energy-related products and services. With a growing presence in more than a dozen states, it is widely recognized as one of the country's premier power companies. Its principal subsidiary, Florida Power & Light Company, serves approximately 4 million customer accounts in Florida. FPL Energy, LLC, an FPL Group energy-generating subsidiary, is a leader in producing electricity from clean and renewable fuels and is the nation's leader in wind energy. It operates a 5,063-megawatt portfolio of plants in 14 states. Additional information is available on the Internet at www. FPLgroup.com, www.FPL.com and www.FPLenergy.com.

Safe Harbor Statement: Any statements made herein about future operating results or other future events are forward-looking statements under the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Actual results may differ substantially from such forward-looking statements. A discussion of factors that could cause actual results or events to vary is contained in FPL Group's 2001 SEC Form 10-K.


	PRESS CONFERENCE ADVISORY:
FPL Group and Seabrook Station executives will hold a press conference at 10:30 a.m. Tuesday, April 16 at the Hampshire Inn on Route 107 in Seabrook, New Hampshire. Participating in the conference will be Lew Hay, chairman and CEO of FPL Group. The press conference also may be accessible by calling 1-800-886-9041, code
349389.

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MEDIA CONTACTS
COMPANY                  TELEPHONE               NAME

FPL Group                305-552-3888            Carol Clawson or Rachel Scott
Seabrook Station         603-773-7719            Alan Griffith
New Hampshire            603-536-8658            Dena Lee DeLucca
Electric Cooperative Inc.
NSTAR                    617-424-2460            Mike Monahan
                          617-541-7888 (24 hr number)
United Illuminating      203-499-2204            Kevin Moore
Northeast Utilities      860-665-3409            Frank Poirot
BayCorp Holdings         207-451-9573            Anthony Callendrello
National Grid            508-389-3298            Jackie Barry
JPMorgan                 212-622-2287            Paul Dabbar